EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement (Form S-8, No. 333-205868) pertaining to the DIRECTV 401(k) Savings Plan of our report dated June 17, 2016, with respect to the financial statements and schedule of the DIRECTV 401(k) Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2015.

/s/ Ernst & Young LLP

Dallas, Texas
June 17, 2016

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